UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, DC  20549

                          FORM 8-K

                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934


Date of Report (Date of the earliest event reported) April 29, 2003


                  Lifetime Hoan Corporation
   (Exact name of registrant as specified in its charter)

                          Delaware
       (State or other jurisdiction of incorporation)




          1-19254                         11-2682486
   (Commission File Number)   (IRS Employer Identification No.)




One Merrick Avenue, Westbury, New York             11590
(Address of principal executive offices)         (Zip Code)



Registrant's telephone number, including area code: (516)683-6000




               N/A
(Former name or former address, if changed since last report)




Item 7.  Financial Statements and Exhibits

  c)   Exhibits

     99 - Press Release, dated April 29, 2003



Item 12.  Results of Operation and Financial Condition

On April 29, 2003, Lifetime Hoan Corporation ("the Company") issued a press release setting forth the Company's first-quarter 2003 earnings. A copy of the Company's press release is attached hereto as Exhibit 99 and hereby incorporated by reference.





                          Signature

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                    Lifetime Hoan Corporation

                    By:  /s/ Robert McNally
                         Robert McNally
                         Vice President of Finance and Chief
                         Financial Officer

Date:  April 29, 2003


EXHIBIT 99


LIFETIME HOAN CORPORATION (NASDAQ NM: LCUT), a leading marketer of housewares, today announced results for the first quarter ended March 31, 2003.

Net sales for the quarter were $24.3 million versus $24.2 million in the first quarter of 2002. The Company reported a net loss from continuing operations of $0.6 million, or $0.06 per diluted share, compared to a net loss from continuing operations of $1.1 million, or $0.10 per diluted share, for the same period in 2002.

Jeffrey Siegel, president and chief executive officer, commented, "Net sales for the first quarter of 2003 were slightly below plan, due principally to weak demand from many of our major customers. As many of these retailers have reported, retail sales in the quarter were affected by the economy, uncertainty over events in the Middle East, unfavorable shopping weather in many parts of the country and the late Easter holiday."

Mr. Siegel continued, "While many of our customers expect consumer demand to remain soft for the balance of the year, we believe the combination of new product introductions and significant additional placements of our core lines will enable Lifetime Hoan to achieve the results we forecasted earlier in the year."

"As we discussed at year-end, Lifetime Hoan has developed a sizable pipeline of exciting, new products that we expect to be well received by retailers and consumers alike. These include the products from our new CasaModar division, which is focused on the growing market for casual home entertainment. These products are scheduled to begin shipping in the third quarter. Our new distribution center continues to function smoothly, and we look forward to an acceleration in sales as 2003 progresses and our new products and new placements come on stream."

The  Company  reaffirmed its estimates that  Lifetime's  net sales in 2003 will total approximately $140 million to  $150
million.    Earnings  per  share  are  estimated  to   total
approximately $0.65 to $0.85 for the year.

As previously announced, Lifetime sold its 51% interest in the businesses of each of Prestige Italiana, Spa. and
Prestige Haushaltswaren GmbH (together, the "Prestige Companies") in September 2002. The loss from the Prestige Companies' operations for the first quarter of 2002 is reflected as discontinued operations on the Company's income statements.

Separately,  the  Company  announced  that  its   Board   of
Directors declared a regular quarterly cash dividend of $0.0625 per share, payable on May 20, 2003 to shareholders of record on May 5, 2003.

Lifetime Hoan Corporation is a leading designer, marketer and distributor of household cutlery, kitchenware, cutting boards, pantryware and bakeware, marketing its products under various trade names including Farberwarer and Hoffritzr. Through the use of various brand names, Lifetime Hoan's products are distributed through almost every major retailer in the U.S.

The information herein contains certain forward-looking statements including statements concerning the Company's future prospects. These statements involve risks and uncertainties, including risks relating to general economic conditions and risks relating to the Company's operations, such as the risk of loss of major customers and risks relating to changes in demand for the Company's products, as detailed from time to time in the Company's filings with the Securities and Exchange Commission.

Tables to follow


 COMPANY CONTACT:                        INVESTOR RELATIONS:
 Robert McNally                          Harriet Fried
 Chief Financial Officer                 Lippert/Heilshorn &
 (516) 683-6000                          Associates,Inc.
                                         (212) 838-3777 or
                                         hfried@lhai.com

                  LIFETIME HOAN CORPORATION
                      INCOME STATEMENT
              (in 000's, except per share data)

                                 Three Months Ended
                                      March 31,
                                     (Unaudited)              <c>
      <c>                          <c>         <c>        %Increase
                                   2003       2002        (Decrease)
      Net Sales                  $24,284     $24,187         0.4%
      Cost of Sales               13,426      13,126         2.3%
      Distribution Expenses        4,454       5,816       (23.4%)
      SG&A                         7,321       6,852         6.8%

      (Loss) from Operations       (917)     (1,607)       (42.9%)

      Interest Expense               111         227       (51.1%)
      Other (Income)                (17)        (22)       (22.7%)

      (Loss) before Taxes        (1,011)     (1,812)       (44.2%)

      Tax Provision                (409)       (732)       (44.1%)

        Loss from Continuing
             Operations            (602)     (1,080)       (44.3%)

      (Loss) from Discontinued
             Operations                -       (117)

             Net (Loss)          ($ 602)    ($1,197)       (49.7%)

      Diluted Loss Per Share
      from Continuing Operations ($0.06)     ($0.10)       (40.0%)
      Weighted Average Shares     10,561      10,493

      Diluted Loss Per Share
      from Net Income            ($0.06)     ($0.11)       (45.5%)
      Weighted Average Shares     10,561      10,493

                  LIFETIME HOAN CORPORATION
            CONDENSED CONSOLIDATED BALANCE SHEETS
                       (in thousands)


                                               March 31,    March 31,
                                                 2003         2002

 ASSETS
 CURRENT ASSETS
   Cash and cash equivalents                 $     108      $     144
   Accounts receivable, net                     12,680         14,428
   Merchandise inventories                      42,763         40,264
   Prepaid expenses and other current assets     4,789          6,421
   Current assets discontinued operations            -          5,873
      TOTAL CURRENT ASSETS                      60,340         67,130

 PROPERTY AND EQUIPMENT, net                    20,408         21,877
 INTANGIBLES, net                               23,855         24,251
 OTHER ASSETS                                    2,119          2,073
 OTHER ASSETS DISCONTINUED OPERATIONS                -            787
      TOTAL ASSETS                           $ 106,722      $ 116,118

 LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES
   Short-term borrowings                     $  11,500      $  17,809
   Accounts payable and trade acceptances        3,871          5,549
   Other current liabilities                    14,305         12,889
   Other current liabilities discontinued
     operations                                      -          3,033
      TOTAL CURRENT LIABILITIES                 29,676         39,280

 MINORITY INTEREST                                   -            457

 STOCKHOLDERS' EQUITY                           77,046         76,381
   TOTAL LIABILITIES AND STOCKHOLDERS'
      EQUITY                                 $ 106,722      $ 116,118